Exhibit 99.1

NextMedia

FOR IMMEDIATE RELEASE

NEXTMEDIA REPORTS 2005 SECOND QUARTER RESULTS

Denver, Colorado, August 11, 2005 – NextMedia Operating, Inc. announced today financial results for the three months and six months ended June 30, 2005.

Actual Financial Results

Dollars in millions

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
Net Revenue	$30.7	$27.3	12.5%	$54.8	$50.1	9.4%
Operating expenses	17.8	16.7	6.6%	33.6	31.8	5.7%
Corporate expenses	2.3	2.3	0.0%	4.9	4.2	16.7%
Depreciation and amortization	3.7	3.4	8.8%	7.4	6.7	10.4%
LMA fees	—	—		0.1	—

Operating income	6.9	4.9		8.8	7.4
Interest expense, net	6.6	6.1		13.0	12.1
Write off of deferred financing costs due to extinguishment of debt	—	1.5		—	1.5
Other (income) expense	2.4	(0.1)		2.9	(3.9)

Income (loss) from continuing operations before income taxes	(2.1)	(2.6)		(7.1)	(2.3)
Provision for taxes	2.3	(1.1)		4.6	(1.2)

Income (loss) from continuing operations	(4.4)	(1.5)		(11.7)	(1.1)
Discontinued operations:
Income (loss) from discontinued operations	0.1	0.3		0.1	0.2

Net Income (loss)	$(4.3)	$(1.2)		$(11.6)	$(0.9)

Non-GAAP Measures (see discussion below):
BCF	$12.9	$10.6	21.7%	$21.2	$18.3	15.8%
Adjusted EBITDA	10.6	8.3	27.7%	16.3	14.1	15.6%

Each non-GAAP measure presented in the table above is reconciled to the most directly comparable GAAP measure in Schedule 1 to this release.

Pro Forma Financial Results (see discussion below)

Dollars in millions

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	$ Change	% Change	2005	2004	$ Change	% Change
Radio	$22.8	$21.5	$1.3	6.0%	$41.4	$38.9	$2.5	6.4%
Outdoor	11.4	9.1	2.3	25.3%	19.6	16.9	2.7	16.0%

Net Revenue	$34.2	$30.6	$3.6	11.8%	$61.0	$55.8	$5.2	9.3%
Radio	$13.1	$12.1	$1.0	8.3%	$25.2	$23.2	$2.0	8.6%
Outdoor	6.6	5.5	1.1	20.0%	11.9	10.5	1.4	13.3%

Operating Expenses	$19.7	$17.6	$2.1	11.9%	$37.1	$33.7	$3.4	10.1%
Radio	$9.7	$9.4	$0.3	3.2%	$16.2	$15.7	$0.5	3.2%
Outdoor	4.8	3.6	1.2	33.3%	7.7	6.4	1.3	20.3%

BCF	$14.5	$13.0	$1.5	11.5%	$23.9	$22.1	$1.8	8.1%
Corporate Expenses	$2.3	$2.3	$—	0.0%	$4.9	$4.2	$0.7	16.7%

Adjusted EBITDA	$12.2	$10.7	$1.5	14.0%	$19.0	$17.9	$1.1	6.1%

The pro forma results reflect the effect of the completed and pending transactions described below as if the transactions occurred at the beginning of the pro forma periods. Schedule 2 to this release reconciles each non-GAAP measure presented in the table above to the most directly comparable GAAP measure.

Discussion of Non-GAAP Measures

Throughout this release, the Company refers to certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP; namely Broadcast/Billboard Cash Flow (“BCF”) and Adjusted EBITDA. BCF is defined as operating income before local marketing agreement fees, impairment losses, depreciation, amortization, and corporate expenses and excludes other (income) expense and discontinued operations. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as operating income before local marketing agreement fees, impairment losses, depreciation and amortization. Because this definition excludes certain operating expenses and losses from discontinued operations and other (income) expense which is primarily comprised of (i) gains and losses on the Company’s interest rate swaps and (ii) gains and losses on asset sales and dispositions, it is not referred to as EBITDA and may not be comparable to EBITDA as reported by other companies in our industry.

BCF measures the amount of income before local marketing agreement fees, impairment losses, corporate expenses, depreciation and amortization generated each period solely from the operations within the control of market level management. Because BCF does not include local marketing agreement fees, impairment losses, corporate expenses or charges for capital items, which are controlled at the corporate management level, we believe it represents the most relevant measure of market level management performance. As such, BCF is the measure most often used by corporate level management to monitor the performance of radio and outdoor market level management. In addition, because BCF excludes charges for corporate expenses, capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s market level management with its peers because the industry in which the Company operates is characterized by variations in corporate structure and cost, capital structure and tax position.

Adjusted EBITDA measures the amount of income generated each period which is available for capital investment, debt service and taxes after the incurrence of market and corporate expenses. Because Adjusted EBITDA excludes charges for capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s corporate management with its peers because the industry in which the Company operates is characterized by variations in capital structure, tax position and asset purchase and sale activity. For the same reason, Adjusted EBITDA excludes other (income) expense which is primarily comprised of gains and losses on asset sales, unrealized gains and losses on our interest rate swaps, and losses on disposals of assets.

Although BCF and Adjusted EBITDA are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company’s operating performance. Management uses these measures as the key indicators of market level operating performance, company-wide financial performance and overall profitability. Additionally, these measures are widely used to evaluate performance and to value companies in the radio and outdoor advertising industries and by the investors who follow these industries. Because BCF and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income or net income (loss) as an indicator of operating performance. In addition, these measures do not necessarily represent funds available for discretionary use, and are not necessarily a measure of the Company’s ability to fund its cash needs. Because these measures exclude certain financial information compared with net income (loss), users of this financial information should consider the types of events and transactions which are excluded.

Additionally, the Company presents certain financial data (both GAAP and non-GAAP) on a pro forma basis. Pro forma includes the historical results of all assets owned and operated as of the date of this release and eliminates the results of operations of assets disposed of prior to the date of this release, for all periods presented. As a result, except as otherwise provided in this release, these amounts do not include the results of operations of assets to be acquired in the future and do not eliminate the results of operations of assets to be disposed of in the future. This basis of presentation is also non-GAAP. Because the Company has grown through a series of acquisitions, management believes that a pro forma presentation is useful insofar as it presents the historical financial performance of the assets operated by the Company. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in Schedules 1 and 2 to this release. To present results for each of the three month periods ended June 30, 2004 and 2005 on a pro forma basis, actual results have been adjusted for the Company’s acquisitions and dispositions shown below:

Transaction Name	Transaction Type	Markets Affected	Division	Completed
WCCQ-FM	Acquisition	Joliet	Radio	Jan-04

Connecticut/Northern Colorado	Exchange	New Jersey, Connecticut, Northern Colorado	Outdoor	Jun-04

Wilmington	Acquisition	Coastal Carolina Region	Radio	Feb-05

Reno/Lubbock	Disposition	Reno, Lubbock	Radio	Pending

San Jose, California	Acquisition/under LMA	San Jose	Radio	Pending

Results for the Three Months Ended June 30, 2005

GAAP Measures

For the three months ended June 30, 2005, net revenue increased 12.5% to $30.7 million compared to $27.3 million for the three months ended June 30, 2004. Operating income increased to $6.9 million for the three months ended June 30, 2005 from $4.9 million for the three months ended June 30, 2004. Loss from continuing operations increased from $1.5 million for the three months ended June 30, 2004 to $4.4 million for the three months ended June 30, 2005. Income from discontinued operations declined from $0.3 million for the three months ended June 30, 2004 to $0.1 million for the three months ended June 30, 2005. Net loss increased from $1.2 million for the three months ended June 30, 2004 to $4.3 million for the three months ended June 30, 2005.

Non-GAAP Measures

BCF for the three months ended June 30, 2005 increased 21.7% to $12.9 million compared to $10.6 million for the three months ended June 30, 2004. Adjusted EBITDA for the three months ended June 30, 2005 increased 27.7% to $10.6 million compared to $8.3 million for the three months ended June 30, 2004.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the three months ended June 30, 2005 increased 11.8% to $34.2 million compared to $30.6 million for the three months ended June 30, 2004. Pro forma BCF for the three months ended June 30, 2005 increased 11.5% to $14.5 million from $13.0 million for the three months ended June 30, 2004. Pro forma Adjusted EBITDA for the three months ended June 30, 2005 increased 14.0% to $12.2 million from $10.7 million for the three months ended June 30, 2004.

On a pro forma basis, radio division net revenue increased 6.0% to $22.8 million for the three months ended June 30, 2005 from $21.5 million for the three months ended June 30, 2004. Radio division pro forma BCF increased 3.2% to $9.7 million for the three months ended June 30, 2005 from $9.4 million for the three months ended June 30, 2004. The increase in net revenue and BCF is primarily attributable to the pro forma effect of the Company’s pending acquisition of San Jose’s KBAY-FM which is not included in the Company’s pro forma results for the three months ended June 30, 2004 as it was part of a combined operation with a San Francisco radio station. Accordingly, current period pro forma results are not comparable to the prior period. On a pro forma basis, outdoor division net revenue increased 25.3% to $11.4 million for the three months ended June 30, 2005 from $9.1 million for the three months ended June 30, 2004. Outdoor division pro forma BCF increased 33.3% to $4.8 million for the three months ended June 30, 2005 from $3.6 million for the three months ended June 30, 2004. The alternative display market contributed $1.7 million and $0.8 million to the Outdoor division’s net revenue and BCF growing respectively.

Results for the Six Months Ended June 30, 2005

GAAP Measures

For the six months ended June 30, 2005, net revenue increased 9.4% to $54.8 million compared to $50.1 million for the six months ended June 30, 2004. Operating income increased to $8.8 million for the six months ended June 30, 2005 from $7.4 million for the six months ended June 30, 2004. Loss from continuing operations increased from $1.1 million for the six months ended June 30, 2004 to $11.7 million for the six months ended June 30, 2005. Income from discontinued operations declined from $0.2 million for the six months ended June 30, 2004 to $0.1 million for the six months ended June 30, 2005. Net loss increased from $0.9 million for the six months ended June 30, 2004 to $11.6 million for the six months ended June 30, 2005.

Non-GAAP Measures

BCF for the six months ended June 30, 2005 increased 15.8% to $21.2 million compared to $18.3 million for the six months ended June 30, 2004. Adjusted EBITDA for the six months ended June 30, 2005 increased 15.6% to $16.3 million compared to $14.1 million for the six months ended June 30, 2004.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the six months ended June 30, 2005 increased 9.3% to $61.0 million compared to $55.8 million for the six months ended June 30, 2004. Pro forma BCF for the six months ended June 30, 2005 increased 8.1% to $23.9 million from $22.1 million for the six months ended June 30, 2004. Pro forma Adjusted EBITDA for the six months ended June 30, 2005 increased 6.1% to $19.0 million from $17.9 million for the six months ended June 30, 2004.

On a pro forma basis, radio division net revenue increased 6.4% to $41.4 million for the six months ended June 30, 2005 from $38.9 million for the six months ended June 30, 2004. Radio division pro forma BCF increased 3.2% to $16.2 million for the six months ended June 30, 2005 from $15.7 million for the six months ended June 30, 2004. The increase in net revenue and BCF is primarily attributable to the pro forma effect of the Company’s pending acquisition of KBAY-FM which is not included in the company’s pro forma results for the six months ended June 30, 2004 as it was part of a combined operation with a San Francisco radio station. Accordingly, current year results are not comparable to the prior period. On a pro forma basis, outdoor division net revenue increased 16.0% to $19.6 million for the six months ended June 30, 2005 from $16.9 million for the six months ended June 30, 2004. Outdoor division pro forma BCF increased 20.3% to $7.7 million for the six months ended June 30, 2005 from $6.4 million for the six months ended June 30, 2004. The alternative display market contributed $1.9 million and $0.8 million to the Outdoor division’s net revenue and BCF growth respectively.

Liquidity and Financial Position

At June 30, 2005, the Company had long-term debt of $261.1 million and cash on-hand of approximately $12.5 million. The table below shows the Company’s actual and pro forma capitalization at June 30, 2005. The pro forma capitalization table gives effect to the pending transactions listed in the “Acquisitions and Dispositions” section below and the July 1, 2005 interest payment of $10.75 million under our 10.75% Senior Subordinated Notes.

	Actual Capitalization at June 30, 2005	Pro Forma Capitalization at June 30, 2005
(In thousands)
Cash and short-term investments	$12,451	$1,701

Senior credit facility	$63,000	$109,000
10.75% senior subordinated notes	198,107	198,107

Total debt	$261,107	$307,107

Net debt	$248,656	$305,406
Stockholder’s equity	247,316	247,316

Total Capitalization	$495,972	$552,722

Acquisitions and Dispositions

On May 31, 2005, the Company announced that it signed a definitive agreement to sell its four radio stations in Lubbock, Texas and its four radio stations in Reno, Nevada to Wilks Broadcasting Group LLC for $34.0 million in cash. The transaction is expected to close in the fourth quarter of 2005, pending FCC approval.

On July 18, 2005, the Company announced that it signed a definitive agreement to acquire KEZR-FM and KBAY-FM, serving the San Jose, California market for $80.0 million in cash. NextMedia began operating the stations under a local marketing agreement on July 25, 2005. The acquisition is expected to close in early 2006, pending FCC approval.

Capital Expenditures

The following table sets forth the Company’s capital expenditures for the six months ended June 30, 2005. Recurring capital expenditures are related to the maintenance of the Company’s existing broadcast facilities and outdoor structures. Non-recurring capital expenditures are related primarily to radio signal upgrades and facility consolidations. Revenue producing capital expenditures are related to the construction of new outdoor structures that management believes will generate future revenues. Management believes that identifying the various components of the Company’s total capital expenditures enables investors to better understand the types of capital projects the Company undertakes and their potential impact on future financial results. This table may not be indicative of future capital expenditures.

Six Months Ended June 30, 2005
(in thousands)
Recurring	$1,867
Non-recurring	266
Revenue producing	249

Total capital expenditures	$2,382

Third Quarter Guidance

Assuming no material changes in economic conditions or extraordinary world events, management currently expects third quarter net revenue will be between $33.7 million and $33.9 million, BCF will be between $13.9 million and $14.2 million, and Adjusted EBITDA will be between $11.7 million and $12.2 million. The table below presents the low end of this guidance range in a comparative format (dollars in millions). A reconciliation of the non-GAAP measures included in this table to the most directly comparable GAAP measure is included in Schedule 3 to this release.

	Three Months Ended September 30,		$ change	% change	Twelve Months Ended June 30, 2005 Pro Forma	Twelve Months Ended September 30, 2005 Guidance (1)
	2005 Guidance	2004 Pro Forma
	A	B			C	D
Radio	$22.2	$20.9	$1.3	6%	$84.0	$85.3
Outdoor	11.5	9.8	1.7	17%	38.9	40.6

Net Revenue	$33.7	$30.7	$3.0	10%	$122.9	$125.9
Radio	$13.4	$11.9	$1.5	13%	$49.5	$51.0
Outdoor	6.4	5.8	0.6	10%	23.9	24.5

Operating expenses	$19.8	$17.7	$2.1	12%	$73.4	$75.5
Radio	$8.8	$9.0	$(0.2)	-2%	$34.5	$34.3
Outdoor	5.1	4.0	1.1	28%	15.0	16.1

BCF	$13.9	$13.0	$0.9	7%	$49.5	$50.4
Corporate Expenses	$2.2	$2.1	$0.1	5%	$9.2	$9.3

Adjusted EBITDA	$11.7	$10.9	$0.8	7%	$40.3	$41.1

(1)	Amounts are calculated as column C less column B plus column A = column D: Guidance for the twelve months ended September 30, 2005

Second Quarter 2005 Conference Call

The Company will host a teleconference to discuss its second quarter results on August 11, 2005 at 2:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-2402 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through August 18, 2005 at midnight Eastern Time, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), pass code 6310619.

About NextMedia

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 66 stations in 16 markets throughout the United States and more than 5,100 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 2,400 retail locations across the United States. Investors in NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Tailwind Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the Company’s directors or officers, primarily with respect to future operating performance of the Company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.

(Financial Tables Attached)

Contact:

Sean Stover

Chief Financial Officer

NextMedia Group, Inc.

sstover@nextmediagroup.net

303-694-9118

Todd St. Onge / Kim Holt

Brainerd Communicators, Inc.

212-986-6667

stonge@braincomm.com

holt@braincomm.com

Schedule 1

Reconciliation of Non-GAAP

Actual Financial Results

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reconciliation of BCF:
Net income (loss)	$(4.3)	$(1.2)	$(11.6)	$(0.9)
Plus:
(Gain)/loss from discontinued operations	(0.1)	(0.3)	(0.1)	(0.2)
Non-cash taxes	2.3	(1.1)	4.6	(1.2)
Other (income) expense	2.4	(0.1)	2.9	(3.9)
Write off of deferred financing costs	—	1.5	—	1.5
Interest expense, net	6.6	6.1	13.0	12.1
LMA fees	—	—	0.1	—
Depreciation and amortization	3.7	3.4	7.4	6.7
Corporate expenses	2.3	2.3	4.9	4.2

BCF	$12.9	$10.6	$21.2	$18.3

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(4.3)	$(1.2)	$(11.6)	$(0.9)
Plus:
(Gain)/loss from discontinued operations	(0.1)	(0.3)	(0.1)	(0.2)
Non-cash taxes	2.3	(1.1)	4.6	(1.2)
Other (income) expense	2.4	(0.1)	2.9	(3.9)
Write off of deferred financing costs	—	1.5	—	1.5
Interest expense, net	6.6	6.1	13.0	12.1
LMA fees	—	—	0.1	—
Depreciation and amortization	3.7	3.4	7.4	6.7

Adjusted EBITDA	$10.6	$8.3	$16.3	$14.1

Schedule 2

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reconciliation of pro forma radio net revenue:
Actual radio net revenue	$21.3	$20.2	$38.9	$36.6
Adjustment due to discontinued operations	(1.9)	(2.0)	(3.6)	(3.5)
Adjustment due to acquisitions	3.4	3.3	6.1	5.8

Pro forma radio net revenue	22.8	21.5	41.4	38.9

Reconciliation of pro forma outdoor net revenue:
Actual outdoor net revenue	11.4	9.0	19.6	17.0
Adjustment due to dispositions	0.0	(1.8)	0.0	(3.6)
Adjustment due to acquisitions	0.0	1.9	0.0	3.5

Pro forma outdoor net revenue	11.4	9.1	19.6	16.9

Reconciliation of total pro forma net revenue:
Actual net revenue	32.7	29.2	58.5	53.6
Adjustment due to discontinued operations/dispositions	(1.9)	(3.8)	(3.6)	(7.1)
Adjustment due to acquisitions	3.4	5.2	6.1	9.3

Pro forma net revenue	$34.2	$30.6	$61.0	$55.8

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reconciliation of pro forma radio operating expenses:
Actual radio operating expenses	$12.7	$11.8	$24.5	$22.6
Adjustment due to discontinued operations	(1.5)	(1.4)	(2.8)	(2.7)
Adjustment due to acquisitions	1.9	1.7	3.5	3.3

Pro forma radio operating expenses	13.1	12.1	25.2	23.2

Reconciliation of pro forma outdoor operating expenses:
Actual outdoor operating expenses	6.6	6.2	11.9	11.9
Adjustment due to dispositions	0.0	(1.6)	0.0	(3.2)
Adjustment due to acquisitions	0.0	0.9	0.0	1.8

Pro forma outdoor operating expenses	6.6	5.5	11.9	10.5

Reconciliation of total pro forma operating expenses:
Actual operating expenses	19.3	18.0	36.4	34.5
Adjustment due to discontinued operations/dispositions	(1.5)	(3.0)	(2.8)	(5.9)
Adjustment due to acquisitions	1.9	2.6	3.5	5.1

Pro forma operating expenses	$19.7	$17.6	$37.1	$33.7

Schedule 2 continued

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reconciliation of pro forma BCF by division:
Radio operating income	$6.8	$6.6	$10.9	$10.9
Plus:
LMA fees	0.0	0.0	0.1	0.0
Depreciation and amortization	1.3	1.2	2.6	2.3
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	1.6	1.6	2.6	2.5

Pro forma radio BCF	$9.7	$9.4	$16.2	$15.7

Outdoor operating income	$2.4	$0.5	$2.8	$0.7
Plus:
Depreciation and amortization	2.4	2.3	4.9	4.4
Adjustment due to dispositions	0.0	(0.2)	0.0	(0.4)
Adjustment due to acquisitions	0.0	1.0	0.0	1.7

Pro forma outdoor BCF	$4.8	$3.6	$7.7	$6.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reconciliation of pro forma BCF:
Net income (loss)	$(4.3)	$(1.2)	$(11.6)	$(0.9)
Plus:
(Gain)/loss from discontinued operations	(0.1)	(0.3)	(0.1)	(0.3)
Non-cash taxes	2.3	(1.1)	4.6	(1.3)
Other (income) expense	2.4	(0.1)	3.0	(4.0)
Write off of deferred financing costs	0.0	1.5	0.0	1.5
Interest expense, net	6.6	6.0	13.0	12.1
LMA fees	0.0	0.0	0.1	0.0
Depreciation and amortization	3.7	3.3	7.4	6.6
Corporate expenses	2.3	2.3	4.9	4.2
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	1.6	2.6	2.6	4.2

Pro forma BCF	$14.5	$13.0	$23.9	$22.1

Reconciliation of pro forma Adjusted EBITDA:
Net income (loss)	$(4.3)	$(1.2)	$(11.6)	$(0.9)
Plus:
(Gain)/loss from discontinued operations	(0.1)	(0.3)	(0.1)	(0.3)
Non-cash taxes	2.3	(1.1)	4.6	(1.3)
Other (income) expense	2.4	(0.1)	3.0	(4.0)
Write off of deferred financing costs	0.0	1.5	0.0	1.5
Interest expense, net	6.6	6.0	13.0	12.1
LMA fees	0.0	0.0	0.1	0.0
Depreciation and amortization	3.7	3.3	7.4	6.6
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	1.6	2.6	2.6	4.2

Pro forma Adjusted EBITDA	$12.2	$10.7	$19.0	$17.9

Schedule 3

Reconciliation of Guidance & Non-GAAP Measures

(in millions)

	Three Months Ended September 30,		Twelve Months Ended June 30, 2005 Pro forma	Twelve Months Ended September 30, 2005 Guidance
	2005 Guidance	2004 Pro forma
Reconciliation of radio net revenue:
Actual radio net revenue	$22.2	$21.2	$81.2	$82.2
Adjustment due to dispositions	0.0	(2.1)	(7.6)	(5.5)
Adjustment due to acquisitions	0.0	1.8	10.4	8.6

Pro forma radio net revenue	$22.2	$20.9	$84.0	$85.3

Reconciliation of outdoor net revenue:
Actual outdoor net revenue	$11.5	$9.8	$38.9	$40.6
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.0	0.0	0.0

Pro forma outdoor net revenue	$11.5	$9.8	$38.9	$40.6

Reconciliation of total net revenue:
Actual total net revenue	$33.7	$31.0	$120.1	$122.8
Adjustment due to dispositions	0.0	(2.1)	(7.6)	(5.5)
Adjustment due to acquisitions	0.0	1.8	10.4	8.6

Pro forma total net revenue	$33.7	$30.7	$122.9	$125.9

	Three Months Ended September 30,		Twelve Months Ended June 30, 2005 Pro forma	Twelve Months Ended September 30, 2005 Guidance
	2005 Guidance	2004 Pro forma
Reconciliation of radio operating expenses:
Actual radio operating expenses	$13.4	$12.4	$49.4	$50.4
Adjustment due to dispositions	0.0	(1.4)	(5.7)	(4.3)
Adjustment due to acquisitions	0.0	0.9	5.8	4.9

Pro forma radio operating expenses	$13.4	$11.9	$49.5	$51.0

Reconciliation of outdoor operating expenses:
Actual outdoor operating expenses	$6.4	$5.8	$23.9	$24.5
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.0	0.0	0.0

Pro forma outdoor operating expenses	$6.4	$5.8	$23.9	$24.5

Reconciliation of total operating expenses:
Actual operating expenses	$19.8	$18.2	$73.3	$74.9
Adjustment due to dispositions	0.0	(1.4)	(5.7)	(4.3)
Adjustment due to acquisitions	0.0	0.9	5.8	4.9

Pro forma operating expenses	$19.8	$17.7	$73.4	$75.5

Schedule 3

Reconciliation of Guidance & Non-GAAP Measures - Continued

(in millions)

	Three Months Ended September 30,		Twelve Months Ended June 30, 2005 Pro forma	Twelve Months Ended September 30, 2005 Guidance
	2005 Guidance	2004 Pro forma
Radio BCF	$8.8	$9.0	$34.5	$34.3
LMA fees	0.0	0.0	0.7	0.7
Impairment loss	0.0	0.0	10.1	10.1
Depreciation and amortization	1.4	1.2	10.0	10.2
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.0	0.0	0.0

Radio operating income	$7.4	$7.8	$13.7	$13.3

Outdoor BCF	$5.1	$4.0	$15.0	$16.1
Impairment loss	0.0	0.0	21.5	21.5
Depreciation and amortization	2.4	2.8	10.2	9.8
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.0	0.0	0.0

Outdoor operating income	$2.7	$1.2	$(16.7)	$(15.2)

Consolidated BCF	$13.9	$13.0	$49.5	$50.4
Less:
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.0	0.0	0.0
LMA fees	0.0	0.0	0.7	0.7
Impairment loss	0.0	0.0	31.6	31.6
Depreciation and amortization	3.8	4.0	20.2	20.0
Corporate expenses	2.2	2.1	9.2	9.3
Interest expense, net	7.1	6.1	25.2	26.2
Write off of deferred finance costs	0.0	0.0	0.0	0.0
Other (income) expense	0.0	0.0	3.3	3.3
Provision for taxes	2.5	2.4	4.0	4.1

Net Income	$(1.7)	$(1.6)	$(44.7)	$(44.8)

Adjusted EBITDA	$11.7	$10.9	$40.3	$41.1
Less:
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.0	0.0	0.0
LMA fees	0.0	0.0	0.7	0.7
Impairment loss	0.0	0.0	31.6	31.6
Depreciation and amortization	3.8	4.0	20.2	20.0
Interest expense, net	7.1	6.1	25.2	26.2
Write off of deferred finance costs	0.0	0.0	0.0	0.0
Other (income) expense	0.0	0.0	3.3	3.3
Provision for taxes	2.5	2.4	4.0	4.1

Net Income	$(1.7)	$(1.6)	$(44.7)	$(44.8)